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                                                                   Exhibit 99.15


                                        Date April 25, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have reviewed and agree to the display of our logo, brand image, and/or screen shot on the inside cover art for ScreamingMedia.com, Inc.'s prospectus, as filed with the Securities and Exchange Commission.

                                        Sincerely,

                                        /s/ Robert Spears
                                        -----------------------
                                        Robert Spears
                                        Chief Strategist
                                        Business 2.0
                                        Company: Imagine Media, Inc.